Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of OUTFRONT Media Inc. of our report dated February 27, 2019 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in OUTFRONT Media Inc.'s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP

New York, New York
June 10, 2019